April 2, 2003

Media:     John Sousa or David Byford
           (713) 767-5800

Analysts:  Katie Pipkin or Christina Cavarretta
           (713) 507-6466

                 DYNEGY COMPLETES $1.66 BILLION BANK REFINANCING

                      Existing maturities extended to 2005

HOUSTON (April 2, 2003) - Dynegy Inc. (NYSE: DYN) today announced that its subsidiary, Dynegy Holdings Inc. (DHI), has entered into a new $1.66 billion bank credit facility consisting of:

     o A $1.1 billion secured revolving credit facility ("Revolving Facility") that matures on Feb. 15, 2005;

     o A $200 million secured term loan ("Term Loan A") that also matures on Feb. 15, 2005; and

     o A $360 million secured term loan ("Term Loan B") that matures on Dec. 15, 2005.

     This new credit facility replaces DHI's existing $900 million and $400 million revolving credit facilities that were scheduled to mature on April 28 and May 27, 2003, respectively, and a $360 million communications lease, which was scheduled to mature in December 2005. The new facility, which requires no scheduled amortization of principal, will provide funding for the ongoing collateral needs of existing businesses and general corporate purposes. The facility also preserves the commitments of the 21 lenders in the former DHI revolvers and communications lease financings.

     "Today's announcement is more than a significant milestone that solidifies our ability to serve and deliver value to our stakeholders for the long-term. These bank facilities represent the defining point where we transition from building a new Dynegy to operating as the new Dynegy,"

                                     -more-

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DYNEGY COMPLETES $1.66 BILLION BANK REFINANCING
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said Bruce A. Williamson, president and chief executive officer of Dynegy Inc.
"We are extremely pleased that, with the full support of our bank team, we were able to complete our refinancing arrangements on acceptable terms well in advance of the maturity dates. Importantly, these new facilities preserve our substantial liquidity, allow us to continue to restore confidence with our employees, customers and suppliers, and provide us with flexibility to build shareholder value," he added.

     As detailed in the attachments to this news release, the restructured debt is secured by a substantial portion of the available assets and stock of the company's direct and indirect subsidiaries, excluding Illinois Power and Dynegy Global Communications. Other key terms and conditions of the credit facility, including pricing and covenants, are also outlined in the attachments. The credit agreement will be filed in its entirety as an exhibit in Dynegy's 2002 Form 10-K filing. In addition, Dynegy is filing a Form 8-K today that includes the discussion from the 10-K related to the credit agreement.

     Credit Suisse First Boston, Morgan Stanley and Greenhill & Company were financial advisors to the company. Co-lead arrangers for the lenders were Salomon Smith Barney Inc., Banc of America Securities LLC, and Bank One, NA.

     2003 Guidance

     Interest costs for 2003 are expected to increase above the company's previous estimate of $417 million due to a combination of higher than anticipated interest costs associated with the new facility and an increase in collateral requirements for existing businesses, resulting from the rise in commodity prices. Dynegy's new interest estimate ranges from $450 to $465 million. Despite this increase in interest expense, Dynegy is not revising its previous earnings and cash flow guidance from its generation, natural gas liquids and regulated energy delivery segments, as the company expects these earnings from its asset businesses to offset these incremental costs.

     First Quarter 2003 Results

     Dynegy will announce first quarter 2003 results on Tuesday, April 29, 2003, prior to the opening of the New York Stock Exchange. The company will host an analyst conference call to review first quarter results during the morning of April 29.

     About Dynegy Inc.

     Dynegy Inc. owns operating divisions engaged in power generation, natural gas liquids and regulated energy delivery. Through these business units, the company serves customers by delivering value-added solutions to meet their energy needs.

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DYNEGY COMPLETES $1.66 BILLION BANK REFINANCING
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                                   Dynegy Inc.
                          $1.66 Billion Credit Facility
                               Summary Term Sheet

--------------------------------------------------------------------------------
Borrower                        o  Dynegy Holdings Inc. ("DHI")
--------------------------------------------------------------------------------
Guarantors                      o  Dynegy Inc. ("DYN") and all direct/indirect
                                   subsidiaries, except Illinois Power, Dynegy
                                   Global Communications and certain foreign and
                                   immaterial subsidiaries
--------------------------------------------------------------------------------
Facilities                      o  $1,100 million revolving credit facility
                                   (Revolver)
                                o  $200 million Term A Loan
                                o  $360 million Term B Loan
--------------------------------------------------------------------------------
Maturities                      o  Revolver and Term A Loan - Feb. 15, 2005
                                o  Term B Loan - Dec. 15, 2005
--------------------------------------------------------------------------------
Security                        o  Revolver and Term A Loan - first priority
                                   lien on substantially all of DHI's
                                   available assets including generation and
                                   midstream facilities, stock of
                                   subsidiaries, cash and other current
                                   assets, subject to pre-existing liens and
                                   contractual restrictions
                                o  Term B Loan - second priority lien on DHI
                                   assets, also subject to pre-existing liens
                                   and contractual restrictions
--------------------------------------------------------------------------------
Pricing                         o  Advances under Revolver, Term A Loan,
                                   Term B Loan:  LIBOR + 475 bps or Base
                                   Rate + 375 bps
                                o  Letters of credit outstanding under
                                   Revolver: 475 bps
--------------------------------------------------------------------------------
Mandatory Prepayments           o  100% of the net cash proceeds of all
                                   non-ordinary course asset sales or other
                                   dispositions and issuances of senior debt
                                       [_]  Exception for the first $100 million
                                            of net cash proceeds from asset
                                            sales and proceeds from the sale of
                                            Hackberry, which can be retained
                                o  50% of extraordinary receipts and issuances
                                   of subordinated debt and/or equity
--------------------------------------------------------------------------------
Financial Covenants             o  Minimum liquidity of $200 million
                                o  Maximum secured debt-to-EBITDA ranging
                                   from 7.8 to 1 on Sept. 30, 2003, to
                                   5.6 to 1 on Dec. 31, 2004
                                       [_]  EBITDA excludes discontinued
                                            operations, tolling agreements,
                                            turbine cancellation payments,
                                            disclosed litigation and any
                                            impairment, abandonment,
                                            restructuring or similar non-cash
                                            expenses
                                o  Maximum capital expenditures
--------------------------------------------------------------------------------

Certain statements included in this news release are intended as "forward-looking statements" under applicable SEC rules and regulations. These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the earnings that Dynegy expects from its generation, natural gas liquids and regulated energy delivery segments in 2003. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary materially from those expected include changes in commodity prices for power, natural gas or natural gas liquids; Dynegy's ability to successfully execute its exit from third-party risk management aspects of the marketing and trading business, and the costs that may be associated with this business and Dynegy's exit therefrom; Dynegy's ability to address the expected substantial increase in interest expense for 2003; Dynegy's ability to achieve the operating and administrative expense reductions it expects while operating its remaining assets and businesses in a decentralized structure and with a reduced work force; the effect of any operational issues that might arise with respect to Dynegy's assets and businesses, including any outages or work stoppages affecting such assets and businesses; and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Dynegy, including litigation relating to the California power market and shareholder claims, as well as the ongoing regulatory investigations primarily relating to Project Alpha and Dynegy's trading practices. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy's SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov.

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